Exhibit 10.64

QUORUM FEDERAL CREDIT UNION

2500 Westchester Avenue

Suite 411

Purchase, NY 10577

As of June 30, 2016

Allan J. Herz

President and Assistant Treasurer

BBCV Receivables-Q 2010 LLC

4950 Communication Avenue, Suite 900

Boca Raton, Florida 33431

Re:	Commitment Purchase Period Terms Letter Governing Sale of Timeshare Loans by BBCV Receivables-Q 2010 LLC (the "Seller") to Quorum Federal Credit Union (the "Buyer") dated July 1, 2015 ("Terms Letter")

Dear Mr. Herz:

This confirms and memorializes our discussions with respect to the following matters relating to the Terms Letter:

1.          The Buyer and the Seller have discussed the minimum volume of Timeshare Loans to be sold by the Seller to the Buyer and the Program Fee Rate applicable on and after July 1, 2016, as required by the Terms Letter, and have agreed to defer establishing these business terms until such time as the Seller and the Buyer wish to sell and buy additional Timeshare Loans.

[Signatures on Next Page]

Please indicate your confirmation of the foregoing by signing below and returning a fully executed original copy.

Very truly yours,

QUORUM FEDERAL CREDIT UNION, as Buyer

By:	/s/ Bruno Sementelli
Name: Bruno Sementilli
Title: President & CEO

Address:	2500 Westchester Avenue
Suite 411
Purchase, NY 10577
Attention:	President/CEO
Telephone:	914-641-3739
Facsimile:	914-641-3777

ACKNOWLEDGED AND CONFIRMED BY:

BBCV Receivables-Q 2010 LLC, as Seller

By:	/s/ Allan J. Herz
Name: Allan J. Herz
Title: President and Assistant Treasurer

Address:	4950 Communication Avenue
Suite 900
Boca Raton, Florida 33431
Attention:	Allan J. Herz
Telephone:	561-912-8210
Facsimile:	561-443-8743

2